Exhibit 99.1

BIOCARDIA FILES REQUEST FOR MEETING WITH FDA TO DISCUSS ACCELERATED APPROVAL PATHWAY FOR CARDIAMP® SYSTEM IN ISCHEMIC HEART FAILURE

SUNNYVALE, Calif. – April 02, 2026- BioCardia®, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today reported submission to United States Food and Drug Administration (FDA) of the CardiAMP HF clinical study data and on its plans to meet with the FDA to discuss the accelerated approval pathway for the CardiAMP® System for ischemic chronic heart failure with reduced ejection fraction (HFrEF).

This meeting request is in line with previous guidance and BioCardia expects to have the meeting during this quarter. The meeting will be held under BioCardia’s FDA Breakthrough Designation for the CardiAMP System.

The key objectives of the meeting are to obtain FDA feedback on the acceptability of BioCardia’s proposed submission for approval based on the safety seen in the CardiAMP HF Trial, the well-characterized clinical response data for the 125 ischemic HFrEF patients enrolled into the trial, and the low risk and high potential benefit profile in the subgroup with elevated biomarkers of heart stress participating in the trial.

For the CardiAMP HF trial subgroup with elevated biomarkers of heart stress, the cells delivered have shown meaningful benefit for these higher-risk patients already on stable American Heart Association and American College of Cardiology guideline directed medical therapy. Demonstrated benefits in the subgroup, in addition to benefits the patients received from guideline directed medical therapy over two years, include an additional 47% relative risk reduction in all cause cardiac death, 37% relative risk reduction in non-fatal major adverse cardiac events (stroke, myocardial infarction, and hospitalization), and meaningful improvements in quality of life (p=0.04). The latest results from this study were presented at the THT (Technology and Heart Failure Therapeutics) 2026 Annual Meeting and are available on the BioCardia website.

About CardiAMP Autologous Cell Therapy

Granted FDA Breakthrough designation, CardiAMP Cell Therapy uses a patient’s own bone marrow cells delivered to the heart in a minimally invasive, catheter-based procedure intended to increase capillary density and reduce tissue fibrosis of myocardial tissue to address microvascular dysfunction. Clinical development of the CardiAMP Cell Therapy for heart failure is supported by the Maryland Stem Cell Research Fund and is reimbursed by Centers for Medicare and Medicaid Services (CMS). CAUTION - Limited by United States law to investigational use.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3D™ fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies.  For more information visit www.biocardia.com.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements relating to FDA approval of CardiAMP, the planned meeting and the likelihood of safety and patient benefit. These forward-looking statements are made as of the date of this press release.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 24, 2026, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Media Contact:
Miranda Peto, Marketing / Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120